                                                                    EXHIBIT 4.15

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

Right to Purchase the Specified Number of Shares of Common Stock of StemCells, Inc.

                                 STEMCELLS, INC.

                     COMMON STOCK PURCHASE WARRANT, CLASS A

NO. A-3

                  STEMCELLS, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, Millennium Partners, L.P. or its registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time during the Exercise Period (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein), the Specified Number of fully paid and nonassessable shares of Common Stock at a purchase price per share equal to the Purchase Price. The number of such shares of Common Stock is subject to adjustment as provided in this Warrant.

                  As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  "Adjustment Date" means any of the First Adjustment Date and each date which occurs every 90 days after the First Adjustment Date through and including the date which is 810 days after the Issuance Date.

                  "Adjustment Factor" means 1.015.

                  "Adjustment Shares" means the number of shares of Common Stock, determined on each Adjustment Date in accordance with Section 1.3(a), to be added to the Specified Number on each Adjustment Date in accordance with
Section 1.3(b).

                  "Auditors" means Ernst & Young LLP or such other firm of independent public accountants of recognized national standing as shall have been engaged by the Company to audit its financial statements.

                  "Average Market Price" means the arithmetic average of the ten
(10) lowest Market Prices during the applicable Measurement Period.

                  "Cash and Cash Equivalent Balances" of any person on any date shall be determined from such person's books maintained in accordance with Generally Accepted Accounting Principles, and means, without duplication, the sum of (1) the cash accrued by such person and its subsidiaries on a consolidated basis on such date and available for use by such person and its subsidiaries on such date and (2) all assets which would, on a consolidated balance sheet of such person and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as cash or cash equivalents, less the amount thereof which secures any outstanding indebtedness of such person or its subsidiaries.

                  "Callable Warrant" means the Callable Warrant, issued by the Company pursuant to the Subscription Agreement.

                  "Class A Warrant Shares" means those shares of Common Stock issued upon exercise of this Warrant (subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations, recapitalizations, reclassifications, distributions, Tender Offers and similar events occurring after the Issuance Date).

                  "Commission" means the Securities and Exchange Commission.

                  "Common Shares Held" as of any date means the sum of (1) the number of Initial Shares which are then held by the Holder plus (2) the number of Class A Warrant Shares which are then held by the Holder plus (3) the number of shares of Common Stock which are issuable upon exercise of this Warrant immediately prior to the determination of the number of Adjustment Shares pursuant to Section 1.3(a).

                  "Common Stock" means the Company's Common Stock, $.01 par value per share, as authorized on the date hereof, and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  "Company" shall include StemCells, Inc., a Delaware corporation, and any corporation that shall succeed to or assume the obligations of StemCells, Inc. hereunder in accordance with the terms hereof.

                  "Control Notice" means a notice given by the Company to the Holder, in accordance with Section 1.5(b), (i) stating that a Share Limitation Event has occurred by reason of events which are not solely within the control of the Company and (ii) enclosing an executed copy of an Auditors' Determination.

                  "Exercise Period" means the period commencing on the First Adjustment Date and ending thirty (30) days following the Last Adjustment Date.

                  "First Adjustment Date" means the date which is 180 days after the Issuance Date.

                  "Generally Accepted Accounting Principles" for any person means the generally accepted accounting principles and practices applied by such person from time to time in the preparation of its audited financial statements.

                  "Holder Repurchase Price" means, for each share of Common Stock which may not be issued upon exercise of this Warrant by reason of the Shareholder Approval Rule in accordance with Section 1.4 (c), 120% of the greater of: (x) the arithmetic average of the Market Price on each of the five consecutive Trading Days immediately prior to and including the expiration of the 75-day period referred to in Section 1.4(c) or the Repurchase Date referred to in Section 1.4(b), as the case may be, (y) the arithmetic average of the Market Price on each of the five consecutive Trading Days immediately prior to the repurchase date pursuant to Section 1.4(c) or Section 1.4(b) and (z) if determined prior to the First Adjustment Date, the price per share paid by the Holder for the shares of Common Stock purchased on the Issuance Date pursuant to the Subscription Agreement or, if determined on or after the First Adjustment Date, the most recent Adjustment Price (subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations, recapitalizations, reclassifications, distributions, Tender Offers and similar events occurring after the Issuance
Date).

                  "Initial Shares" means those shares of Common Stock purchased by the Holder on or about the Issuance Date pursuant to the Subscription Agreement (subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations, recapitalizations, reclassifications, distributions, Tender Offers and similar events occurring after the Issuance Date), excluding shares issuable pursuant to the Callable Warrant.

                  "Issuance Date" means the first date of original issuance of this Warrant.

                  "Market Price" of the Common Stock on any date means the closing bid price for one share of Common Stock on such date on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock, (b) the Nasdaq, if the Nasdaq constitutes the principal market for the Common Stock on such date, or (c) the Nasdaq SmallCap, if the Nasdaq SmallCap constitutes the principal securities market for the Common Stock on such date, in any such case as reported by Bloomberg, LP.; provided, however, that if during any Measurement Period or other period during which the Market Price is being determined:

                           (i) The Company shall declare or pay a dividend or
                  make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Market Price (determined without regard to this proviso) for each such day in such Measurement Period or such other period by a fraction, the numerator of which shall be the number of shares of Common

                  Stock outstanding at the close of business on the earlier of
                  (1) the record date fixed for such determination and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

                           (ii) The Company shall issue rights or warrants to
                  all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five
                  (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the end of such 45-day period, then the Market Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Market Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Company;

                           (iii) The outstanding shares of Common Stock shall be
                  subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Market Price of the Common Stock for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ex-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date on which such combination becomes effective and (2) the date on which trading in the Common Stock on a basis which gives effect to such combination begins, shall be proportionately increased;

                           (iv) The Company shall, by dividend or otherwise,
                  distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the Market Price (determined without regard to this proviso) for such date less the fair market value (as determined in good faith by resolution of the Board of Directors of the Company) on such date of the portion of the Securities so distributed or to be distributed applicable to one share of Common Stock and the denominator of which shall be the Market Price (determined without regard to this proviso) for such date. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Market Price is being determined.

                           For purposes of this clause (iv) and clauses (i) and
                  (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (i) or (ii) of this proviso applies (or both), shall be deemed instead to be
                  (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause (i) or (ii) of this proviso applies (and any Market Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Market Price reduction required by clauses (i) and
                  (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

                           (v) The Company or any subsidiary of the Company
                  shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash after the Issuance Date and within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any subsidiary of the Company of any shares of Common Stock made after the Issuance Date and within the 12 months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration payable in respect of any Tender Offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made (such aggregate amount combined with the amounts in clauses (1), (2) and (3) above being the "Combined Amount"), exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the earlier of (A) the record date with respect to such distribution and (B) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Market Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Market Price (determined without regard to this proviso) for such day less an amount equal to the quotient of
                  (x) the excess of such Combined Amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Market Price (determined without regard to this proviso) for such day; or

                           (vi) A Tender Offer made by the Company or any of its
                  subsidiaries for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Company) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this clause (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any subsidiary of the Company of any shares of Common Stock made after the Issuance Date and within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, and (3) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such day multiplied by the Market Price (determined without regard to this proviso) for such day and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such Tender Offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and
                  (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such day times the Market Price (determined without regard to this proviso) of the Common Stock on the Trading Day next succeeding the Expiration Time. If the application of this clause (vi) to any Tender Offer would result in an increase in the Market Price (determined without regard to this proviso) for any trade, no adjustment shall be made for such Tender Offer under this clause (vi) for such day.

                  "Measurement Period" means, with respect to any Adjustment Date, the period of 30 consecutive Trading Days ending on the Trading Day prior to such Adjustment Date.

                  "Nasdaq" means the Nasdaq National Market.

                  "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  "1933 Act" means the Securities Act of 1933, as amended.

                  "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4.

                  "Purchase Price" means the greater of (x) $.01 per share or
(y) the par value per share of the Common Stock.

                  "Purchased Securities" as of any date means (1) the Initial Shares which are then held by the Holder, (2) the Class A Warrant Shares which are then held by the Holder and (3) this Warrant.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and between the Company and the original Holder of this Warrant, as amended from time to time in accordance with its terms.

                  "Registration Statement" shall have the meaning provided in the Registration Rights Agreement.

                  "Repurchase Date" means the date of repurchase by the Company of the Securities pursuant to Section 1.4.

                  "Repurchase Notice" means a notice given by the Company to the Holder pursuant to Section 1.4(b) exercising the Company's right to repurchase all of the Securities pursuant to Section 1.4(b) which states (1) the number of shares of Common Stock (including shares issuable upon exercise of this Warrant) which are to be repurchased, (2) the Repurchase Price and the formula for determining the same, determined in accordance herewith and (3) the Repurchase Date.

                  "Repurchase Price" means, for each share of Common Stock repurchased pursuant to Section 1.4, the product of (x) the arithmetic average of the Market Price on each of the five consecutive Trading Days ending on and including the Adjustment Date following which the Repurchase Notice is given times (y) the Adjustment Factor.

                  "Share Limit" means 4,291,642 shares of Common Stock (subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations, recapitalizations, reclassifications, distributions, Tender Offers and similar events occurring after the Issuance Date).

                  "Share Limitation Event" means a time at which the Company is unable to issue all shares of Common Stock otherwise required to be issued upon exercise of this Warrant by reason of the restrictions set forth in the Shareholder Approval Rule and the Company has not obtained a waiver thereof.

                  "Shareholder Approval" shall mean the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Company (duly convened at which a quorum was present), or a unanimous written consent of holders of shares of Common Stock given without a meeting, of the issuance by the Company of 20% or more of the Common Stock of the Company outstanding on the

Issuance Date for less than the greater of the book or market value of such Common Stock, as and to the extent required under the Shareholder Approval Rule.

                  "Shareholder Approval Rule" means Rule 4350(i)(1)(D) of Nasdaq as in effect from time to time or any successor, replacement or similar rule or regulation of Nasdaq or any other principal securities market on which the Common Stock is listed for trading.

                  "Specified Number" means the number of shares of Common Stock for which this Warrant is exercisable from time to time as determined in accordance with Section 1.3.

                  "Subscription Agreement" means the Subscription Agreement, dated as of June 21, 2001, by and between the Company and the original Holder of this Warrant, as amended from time to time in accordance with its terms.

                  "Tender Offer" means a tender offer or exchange offer.

                  "Total Common Shares" as of any date means the sum of (1) the number of Initial Shares plus (2) the number of Class A Warrant Shares plus (3) the number of shares of Common Stock issued pursuant to the Callable Warrant.

                  "Trading Day" means a day on which the principal securities market for the Common Stock is open for general trading of securities.

                  1. EXERCISE OF WARRANT.

                  1.1 EXERCISE. Subject to the limitations on exercises in Sections 1.2 and 1.4(a), this Warrant may be exercised by the Holder hereof at any time or from time to time during the Exercise Period by delivery of the subscription form annexed hereto (duly executed by the Holder) to the Company and by making payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (i) the number of shares of Common Stock designated by the Holder in the subscription form by
(ii) the Purchase Price. If at the request of the Company the subscription form is delivered to the Company's transfer agent for the Common Stock, the Holder shall provide a copy of the subscription form to the Company at the time of exercise and the Company will confirm the exercise instructions given therein by notice to the Company's transfer agent within one Trading Day after receiving such subscription form. Upon each exercise of this Warrant, whether by cash or cashless exercise, the Holder shall not be required to surrender this Warrant to the Company unless the Holder has no further rights to purchase shares of Common Stock hereunder. The Holder and the Company shall maintain records showing the number of shares purchased in connection with each exercise of this Warrant and the dates of such exercises or shall use such other method, satisfactory to the Holder and the Company, so as to not require physical surrender of this Warrant upon each such exercise.

                  (a) CASHLESS EXERCISE. Subject to the limitations on exercises in Sections 1.2 and 1.4(a), during the Exercise Period and at any time after the earlier to occur of the SEC Effective Date (as defined in the Registration Rights Agreement) and the date the initial registration statement filed pursuant to the Registration Rights Agreement is declared effective by the Commission, when a registration statement covering the resale of the Common Stock issuable hereunder and naming the Holder as a selling stockholder thereunder is not then effective, the Holder may surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of shares of Common Stock determined as follows:

                           X = Y [(A-B)/A]

                  where:

                           X = the number of shares of Common Stock to be issued
                  to the Holder.

                           Y = the number of shares of Common Stock with respect
                  to which this Warrant is being exercised.

                           A = the average of the closing sale prices of the
                  Common Stock for the five (5) trading days immediately prior to (but not including) the date of exercise.

                           B = the Purchase Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the shares of Common Stock issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for such shares shall be deemed to have been commenced, on the issue date of this Warrant.

                  (b) In lieu of delivering physical certificates representing the shares of Common Stock issuable upon exercise of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the shares of Common Stock issuable upon exercise to the Holder, by crediting the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The Company agrees to coordinate with DTC to accomplish this objective.

                  1.2 CERTAIN EXERCISE RESTRICTIONS.

                  (b) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein) by the Holder's "Affiliates" (as defined in Rule 144 of the Securities Act) ("Aggregation Parties") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.99% of the total issued and outstanding shares of Common Stock (the "Restricted Ownership Percentage"). Each Holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership percentage immediately in the event of the announcement as pending or planned, of a merger or consolidation of the Company, a sale of all or substantially all of the assets of the Company, or the acquisition by any third party (and/or such party's Aggregation Parties) of at least 50% of the Company's outstanding Common Stock.

                  (c) The Holder covenants at all times on each day (each such day being referred to as a "Covenant Day") as follows: during the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "Covenant Period") such Holder will not acquire shares of Common Stock pursuant to any right (including exercise of this Warrant) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such Holder and its Aggregation Parties (ignoring all dispositions) would exceed:

                  (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period,

                  MINUS

                  (y) the number of shares of Common Stock owned by such Holder and its Aggregation Parties at the commencement of the Covenant Period.

                  A new and independent covenant will be deemed to be given by the Holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The Holder agrees to comply with each such covenant.

                  The Company's obligation to issue shares of Common Stock which would exceed such limits shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

                  1.3 DETERMINATION OF SPECIFIED NUMBER. (a) On each Adjustment Date, the number of Adjustment Shares shall be computed as follows:

         IF CP(less than or equal to symbol)ICP, and

                  IF CP(less than symbol) $2.27 and

                           IF CP (greater than or equal to symbol) MPP, then

                                    CS =    PPSH x 1.015, and

                                    BSH = CS - FSH, and

                                            if the Company elects to pay Holder
                                            B$ = BSH x CP,

                                                     AS = CS - BSH - PPSH

                                            or else  AS = CS - PPSH

                           but IF CP(less than symbol)MPP, then

                                    CS = (MPP x PPSH x (1.015)/CP

                                    BSH = CS - FSH, and

                                            if the Company elects to pay Holder
                                            B$ = BSH x CP,

                                    AS = CS - BSH - PPSH

                                            or else AS = CS -PPSH.

                  IF CP(less than symbol)ICP and IF CP(greater than or equal to symbol) $2.27 and

                           IF CP (greater than or equal to symbol) MPP, then

                           AS = PPSH x .015

                                    or else AS = [(MPP x PPSH x 1.015)/CP] -
                                    PPSH

         IF CP(greater than symbol)ICP, then AS = 0 where:

                  AS       =        Adjustment Shares

                  CS       =        Initially calculated Adjustment Shares

                  I$       =        $2,000,000

                  ICP      =        $4.3692

                  BSH      =        Buyout Shares: The number of shares for
                                    which the Company may, in lieu of having the Specified Number increase by the applicable number of Adjustment Shares, elect to pay cash to the Holder in the amount of the Buyout.

                  FSH      =        Floor Shares (the number of shares that
                                    are not subject to the Company's election to buyout). The initial value of FSH shall be set to FSH = 881,168. FSH shall be recalculated at each Adjustment Date by multiplying the value of FSH as of the immediately preceding Adjustment Date by (1
                                    - (SHX/PPSH))

                  B$       =        Buyout Amount.

                  SHX      =        the number of Warrant shares exercised
                                    during the current Adjustment Period.

                  CP       =        the Average Market Price as of the
                                    then-current Adjustment Date.

                  PPSH     =        the number of Common Shares Held as of the
                                    immediately preceding Adjustment Date.

                  MPP      =        the lesser of ICP or the lowest Average
                                    Market Price as of any prior Adjustment Date
                                    (or ICP on the first Adjustment Date).

                  As indicated above, if as of any Adjustment Date the Average Market Price is below $2.27 (as such number shall be appropriately adjusted for any stock splits, recapitalizations or similar events), the Company may, in lieu of having the increase in the Specified Number include the number of Buyout Shares, elect to pay cash to the Holder in an amount equal to the Buyout Amount (B$). Such election must be made by written notice to the holders within five
(5) business days after the applicable Adjustment Date and the Company must make payment therefor in cash (i) within sixty (60) days after the first Adjustment Date, if applicable and (ii) within five (5) business days after any subsequent applicable Adjustment Date.

                  (b) Prior to the First Adjustment Date, the Specified Number shall equal zero. For each Adjustment Date on which the number of Adjustment Shares determined in accordance with Section 1.3(a) is a positive number,

                  (1) on the First Adjustment Date, the Specified Number shall equal the number of Adjustment Shares; and

                  (2) on each subsequent Adjustment Date, the Specified Number shall equal (x) the Specified Number determined on the immediately preceding Adjustment Date plus (y) the number of Adjustment Shares determined on the current Adjustment Date less (z) the number of shares of Common Stock for which this Warrant was exercised during the most recently completed Quarterly Period.

                  (c) The number of Adjustment Shares may not be a negative number. For each Adjustment Date on which the number of Adjustment Shares determined in accordance with Section 1.2(a) is zero or would otherwise be a negative number, the Holder shall not be obligated to transfer any shares of Common Stock to the Company.

                  (d) On each Adjustment Date or within three Trading Days thereafter, the Holder shall give an Adjustment Notice in the form attached hereto to the Company accompanied by the spreadsheet referred to Section 1.3(e) used to calculate the Adjustment Shares. If the Holder fails to give an Adjustment Notice within three Trading Days after any Adjustment Date, the Company may notify the Holder of such failure and, if the Holder does not deliver such Adjustment Notice within three Trading Days after such notice of failure is given to the Holder, the Company shall give such Adjustment Notice to the Holder. Absent manifest error, the Adjustment Notice and such spreadsheet shall be binding on the Company and the Holder for purposes of making the determinations required by this Section 1.3. The Company and the Holder shall use their best efforts to promptly correct any error in any Adjustment Notice.

                  (e) A spreadsheet illustrating the application of the forgoing is annexed hereto and made a part hereof; such spreadsheet shall be used in calculating Adjustment Shares pursuant to this Section 1.3.

                  1.4 MAXIMUM SHARE LIMITATION; REPURCHASE RIGHTS. Provided that the Common Stock is listed for trading on Nasdaq or another market having the Shareholder Approval Rule or an equivalent rule, and provided that Shareholder Approval or the equivalent has not been obtained, this Warrant may not be exercised to purchase shares of Common Stock to the extent, and only to the extent, such exercise would cause the Total Common Shares of the Holder plus, to the extent aggregation with the Total Common Shares is required under the Shareholder Approval Rule, other shares of Common Stock acquired under the subscription agreements, one dated July 31, 2000 and one dated August 30, 2000, each between Millennium and the Company, and the warrants issued in connection therewith to exceed the Share Limit. If such conditions obtain and if an exercise in full of this Warrant and/or the Callable Warrant would, but for the preceding sentence and the other limitations contained in Sections 1.1 and 1.2 above, cause the Total Common Shares to exceed the Share Limit:

                  (a) If (i) (at the time of the Company's exercise of its right in this sentence) the Company shall be in compliance in all material respects with its obligations to the Holder (including, without limitation, its obligations under this Warrant, the Callable Warrant, the Subscription Agreement and the Registration Rights Agreement), (ii) on the date the Repurchase Notice is given and at all times until the Repurchase Date, the Registration Statement is effective and available for use by the Holder for the resale of all of its Shares of Common Stock previously issued or issuable and (iii) on the date the Repurchase Notice is given and on the Repurchase Date, the Company has available unrestricted Cash and Cash Equivalent Balances not less than the aggregate amount to be paid to repurchase shares of Common Stock pursuant to Section 1.4 of this Warrant and the Other Class A Warrants, then the Company shall have the right to repurchase the shares of Common Stock issuable pursuant to the Warrant and/or the Callable Warrant held by the Holder in accordance with Section 1.4(b).

                  (b) To exercise its repurchase right, the Company shall give a Repurchase Notice, not more frequently than once in any period of 180 consecutive days, on the Trading Day immediately following an Adjustment Date. If the Repurchase Notice is timely given, the Company shall be obligated to repurchase such portion of the shares issuable pursuant to this Warrant and/or the Callable Warrant (in proportions designated by the Holder) which exceed the Share Limit on a Repurchase Date which is not less than 20 Trading Days or more than 30 Trading Days after the date of the Repurchase Notice, if this Warrant and/or the Callable Warrant is to be repurchased pursuant to this Section 1.4, the Company shall repurchase such Warrants as if such Warrants had been exercised, to the extent of the portion of the Warrants being repurchased, on the Repurchase Date and the shares of Common Stock issuable upon such exercise were held directly by the Holder and were being repurchased. On the Repurchase Date, the Company shall make payment to the Holder of the applicable Repurchase Price multiplied by the number of shares of Common Stock to be repurchased in immediately available funds to such account as specified by the Holder in writing to the Company at least one Trading Day prior to the Repurchase Date, provided that if such payment is not so made on the Repurchase Date, the Company shall be obligated to repurchase such number of shares at a purchase price equal to the Holder Repurchase Price per share. Notwithstanding anything to the contrary in the foregoing provisions of this Section 1.4, prior to the Repurchase Date, or such later date on which the Repurchase Price is paid, the Holder shall be free to exercise this Warrant as long as such exercise does not violate the first sentence of this Section 1.4.

                  (c) If the Company does not timely give a Repurchase Notice pursuant to subsection (b) above, the Company shall have the option by written notice to the Holder, and the Holder shall have the right to require the Company by written notice, to seek the Shareholder Approval applicable to an issuance of shares in excess of the Share Limit ("Excess Shares") as soon as possible, but in any event, not later than the 75th day after such election or the Holder's demand, and if the Company shall have failed to receive Shareholder Approval within five (5) Business Days of such 75th day, the Company shall, on such fifth Business Day, pay cash to such Holder in an amount equal to the Holder Repurchase Price multiplied by the number of Excess Shares. If the Company fails to pay the Holder Repurchase Price in full pursuant to this Section 1.4 within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum or such lesser maximum amount that is permitted to be paid by applicable law, to the Holder, accruing daily from such fifth Business Day until such amount, plus all such interest thereon, is paid in full.

                  2. DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. (a) As soon as practicable after the exercise of this Warrant, and in any event within three Trading Days thereafter, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value (as reasonably determined by the Company) of one full share, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise. Upon exercise of this Warrant as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such exercise. If the Company fails to issue and deliver the certificates for the Common Stock to the Holder pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Company may have hereunder and under applicable law, the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses including, without limitation, reasonable fees and expenses of legal counsel incurred by the Holder as a result of such failure.

                  (b) If the Company fails to deliver to the Holder a certificate or certificates representing the shares of Common Stock pursuant to
Section 2(a) by the third Trading Day after each date of exercise of this Warrant, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, $5,000 for each day after such third Trading Day until such certificates are delivered (for clarification purposes, such liquidated damages are independent of other Class A Warrants and relate only to this Class A Warrant). The payment and acceptance of any cash penalty shall not preclude the Holder from proceeding under the next paragraph 2(c); provided that any amounts actually paid to the Holder under this paragraph 2(b) herein shall be deducted (but not below zero) from the amount otherwise recoverable under paragraph 2(c) below.

                  (c) In addition to any other rights available to the Holder, but subject to paragraph 2(b) above, if the Company fails to deliver to the Holder a certificate or certificates representing shares of Common Stock pursuant to Section 2(a) by the third Trading Day after the date of exercise of this Warrant, and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall pay (1) in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock that the Company was required to deliver pursuant to
Section 2(a) to deliver to the Holder in connection with the exercise at issue by (B) the Market Price at the time of the sale giving rise to such purchase obligation and (2) deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations under Section 2(a). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with a Market Price on the date of exercise totaled $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice and appropriate documentation indicating the amounts payable to the Holder in respect of the Buy-In.

                  3. ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY, ETC.; RECLASSIFICATION, ETC. In case at any time or from time to time after the Issuance Date, all the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

                  (b) other or additional stock or other securities or property (other than cash) by way of dividend, or

                  (c) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

                  (d) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5), then and in each such case the Holder shall be entitled to receive, at the same time as holders of Common Stock, the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which the Holder would have received if on the date thereof the Holder had been the holder of record of the Specified Number, after giving effect to all adjustments called for during such period by
Section 4. Notwithstanding anything in this Section 3 to the contrary, no adjustments pursuant to this Section 3 shall actually be made until the cumulative effect of the adjustments called for by this Section 3 since the date of the last adjustment actually made would change the amount of stock or other securities and property which the Holder would hold by more than 1%.

                  4. EXERCISE UPON REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any (1) merger or consolidation of the Company with or into another person, or (2) sale by the Company of more than one-half of the assets of the Company (on a book value basis) in one or a series of related transactions, or
(3) tender or other offer or exchange (whether by the Company or another person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, stock, cash or property of the Company or another Person; then the Holder shall have the right thereafter to (A) exercise this Warrant for the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and the Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Stock for which this Warrant could have been exercised immediately prior to such merger, consolidation or sale would have been entitled, (B) in the case of a merger or consolidation, (x) require the surviving entity to issue to the Holder a warrant entitling the Holder to acquire shares of such entity's common stock, which warrant shall have terms identical (including with respect to exercise) to the terms of this Warrant and shall be entitled to all of the rights and privileges set forth herein and the agreements pursuant to which this Warrant was issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock other securities issuable upon exercise thereof), or (C) in the event of an exchange or tender offer or other transaction contemplated by clause (3) of this Section, tender or exchange this Warrant for such securities, stock, cash and other property receivable upon or deemed to be held by holders of Common Stock that have tendered or exchanged their shares of Common Stock following such tender or exchange, and the Holder shall be entitled upon such exchange or tender to receive such amount of securities, cash and property as the shares of Common Stock for which this Warrant could have been exercised immediately prior to such tender or exchange would have been entitled as would have been issued. In the case of clause (B), the exercise price applicable for the newly issued warrant shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Purchase Price immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale, consolidation, tender or exchange shall include such terms so as continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

                  5. ADJUSTMENT FOR EXTRAORDINARY EVENTS. In the event that after the Issuance Date the Company shall (i) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide or reclassify its outstanding share of Common Stock, or (iii) combine its outstanding share of Common Stock into a smaller number of shares of Common Stock, then, in each event, the Specified Number shall, simultaneously with the happening of such event, be adjusted by multiplying the Specified Number in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event, and the product so obtained shall thereafter be the Specified Number then in effect. The Specified Number, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 5.

                  6. FURTHER ASSURANCES. Subject to the terms hereof, the Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

                  7. NOTICES OF RECORD DATE, ETC. In the event of

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other person (other than a wholly-owned subsidiary of the Company), or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder, at least ten days prior to such record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the 1933 Act, or a favorable vote of stockholders, if either is required. Such notice shall be mailed at least ten days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.

                  8. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.

                  9. TRANSFER OF WARRANT. This Warrant shall inure to the benefit of the successors to and assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, are registrable at the office or agency of the Company referred to below by the Holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed.

                  10. REGISTER OF WARRANTS. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder hereof), a register in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

                  11. EXCHANGE OF WARRANT. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 10, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

                  12. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  13. WARRANT AGENT. The Company may, by written notice to the Holder, appoint the transfer agent and registrar for the Common Stock as the Company's agent for the purpose of issuing shares of Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, and the Company may, by notice to the Holder, appoint an agent having an office in the United States of America for the purpose of exchanging this Warrant pursuant to
Section 11 and replacing this Warrant pursuant to Section 12, or either of the foregoing, and thereafter any such exchange or replacement, as the case may be, shall be made at such office by such agent.

                  14. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  15. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  16. NOTICES, ETC. All notices and other communications from the Company to the registered Holder or from the registered Holder to the Company shall be delivered personally (which shall include telephone line facsimile transmission with answer back confirmation) or by courier and shall be effective upon receipt, addressed to each party at the address or telephone line facsimile transmission number for each party set forth in the Subscription Agreement or at such other address or telephone line facsimile transmission number as a party shall have provided to the other party in accordance with this provision.

                  17. TRANSFER RESTRICTIONS. By acceptance of this Warrant, the Holder represents to the Company that this Warrant is being acquired for the Holder's own account and for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling this Warrant or the Common Stock issuable upon exercise of this Warrant. The Holder acknowledges and agrees that this Warrant and, except as otherwise provided in the Registration Rights Agreement, the shares of Common Stock issuable upon exercise of this Warrant (if any) have not been (and at the time of acquisition by the Holder, will not have been or will not be), registered under the 1933 Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes. The Holder further recognizes and acknowledges that (a) because this Warrant and, except as provided in the Registration Rights Agreement, the Common Stock issuable upon exercise of this Warrant (if any) are unregistered, they may not be eligible for resale, and may only be resold in the future pursuant to an effective registration statement under the 1933 Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements and (b) this Warrant and the Common Stock issuable upon the exercise hereof are subject to the transfer restrictions and other terms, conditions and obligations set forth in the Registration Rights Agreement and in the Subscription Agreement. Unless the shares of Common Stock issuable upon exercise of this Warrant have theretofore been registered for resale under the 1933 Act, the Company may require, as a condition to the issuance of Common Stock upon the exercise of this Warrant a confirmation as of the date of exercise of the Holder's representations pursuant to this Section 17.

                  18. LEGEND. Except to the extent required by the Subscription Agreement, each certificate for shares issued upon exercise of this Warrant shall be free of any restrictive legend.

                  19. ATTORNEYS' FEES. In any litigation, arbitration or court proceeding between the Company and Holder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant; provided that the prevailing party may only recover attorney's fees and expenses aggregating up to 35% of the amount sought in good faith to be recovered.

                  20. AMENDMENT; WAIVER. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

                  21. MISCELLANEOUS. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by certified mail, return receipt requested, and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

Dated:  June 21, 2001               STEMCELLS, INC.


                                    By:  /s/ Martin M. McGlynn
                                         ---------------------------------------
                                    Name: Martin M. McGlynn
                                         ---------------------------------------
                                    Title:  President, Chief Executive Officer
                                            ------------------------------------

                              FORM OF SUBSCRIPTION

                                 STEMCELLS, INC.

                   (To be signed only on exercise of Warrant)




TO:      STEMCELLS, INC.
         3155 Porter Drive
         Palo Alto, California 94304

         Attention:  Chief Financial Officer

                  1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to ______________ shares of Common Stock, as defined in the Warrant, of StemCells, Inc., a Delaware corporation (the "Company").

                  2. The undersigned Holder elects to pay the aggregate purchase price for such shares of Common Stock (the "Exercise Shares") (i) by lawful money of the United States or the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $___________, or (ii) by wire transfer of United States funds to the account of the Company in the amount of $____________, which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company.

                  3. The undersigned Holder represents and warrants that it is an accredited investor as defined under Rule 501(a) promulgated under the Securities Act of 1933, as amended.

                  4. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                  Name:
                         ---------------------------------------------

                  Address:
                            ------------------------------------------

                            ------------------------------------------

                  5. The undersigned Holder hereby represents to the Company that the exercise of the Warrant elected hereby does not violate Section 1.2 of the Warrant.

Dated: ____________ ___, ____        HOLDER:

                                     -------------------------------------------



                                     By:
                                        ----------------------------------------
                                        (Signature must conform to name of
                                        Holder as specified on the face of the
                                        Warrant)
                                     Name:

                                     Title:

                                     Address:
                                             -----------------------------------

                                     -------------------------------------------

                                ADJUSTMENT NOTICE

TO:      STEMCELLS, INC.
         3155 Porter Drive
         Palo Alto, California 94304

         Attention:  Chief Financial Officer

         Facsimile No:  650-475-3101

                  This Adjustment Notice is given pursuant to the terms of the Common Stock Purchase Warrant, Class A, dated June 21, 2001, issued by STEMCELLS, INC., a Delaware corporation (the "Warrant"). Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Warrant. Attached hereto is a copy of the spreadsheet used pursuant to
Section 1.3(e) of the Warrant to prepare this notice. The undersigned Holder hereby notifies the Company as follows:

                           (1)      Adjustment Date:
                                                     ---------------------------

                           (2) Computation of number of Adjustment Shares ("AS") pursuant to Section 1.3(a):

                           (a)      Common Shares Held as of prior Adjustment
                                    Date:
                                          -------------

                           (b) To determine the Average Market Price, the ten lowest Market Prices during the 30 Trading Days during the Measurement Period were as follows:

                           DATE     PRICE ($)           DATE       PRICE ($)
                           ----     ---------           ----       ---------




                           (c) Lowest Average Market Price as of any previous Adjustment Date:
                                    $_________.

                           (d)      Adjustment Shares:  ______________

                           (3)      Specified Number on preceding Adjustment
                                    Date:  __________

                           (4) Shares issued upon exercises during last Quarterly Period: _____

                           (5)      Specified Number on Adjustment Date:
                                    _______________

                                NAME OF HOLDER:

Date:
       ---------------------    ------------------------------------------------




                                By:
                                     -------------------------------------------
                                         Name:
                                         Title: